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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported): December 31, 1997
                                                     -----------------

                          Commission file number 1-8591
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                            FIGGIE INTERNATIONAL INC.
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             (Exact name of registrant as specified in its charter)


                  Delaware                                            52-1297376
       (State or other jurisdiction of                              (I.R.S. Employer
        incorporation or organization)                             Identification No.)


           5875 Landerbrook Drive
            Mayfield Hts., Ohio                                          44124
    (Address of principal executive offices)                           (Zip Code)


                                 (440) 446-1333
                         -------------------------------
                         (Registrant's telephone number)




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ITEM 5.     OTHER EVENTS

         Figgie International Inc. (the "Company") executed a Settlement Agreement with plaintiffs in the lawsuit captioned Dennis Troy Alderman, et al,
v. The Graham Companies, et. al. filed in 1989 in the 11th Judicial Circuit Court, Dade County, Florida, Case Number 89-37617 CA (30), effective December 31, 1997. The case involved personal injuries sustained by Mr. Alderman, a quadriplegic, when he fell from a scaffold manufactured by the Company through a previously discontinued business. Under the Settlement Agreement the Company paid the plaintiffs twenty-two million dollars ($22,000,000) for complete resolution of all claims made against the Company, and received from the plaintiffs a full general release of all claims including claims for damages, fees and costs against the Company, a hold harmless agreement as to any and all liens, and a Confidentiality Agreement. The settlement will result in an after-tax charge of $4.2 million, or $.23 per share, against the Company's 1997 fourth quarter and year-end results. The Company is in litigation with its insurance carriers who had denied coverage earlier this year.





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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             FIGGIE INTERNATIONAL INC.

                             By: /s/ Steven L. Siemborski
                                 ------------------------------
                                 Steven L. Siemborski
                                 Senior Vice President and
                                 Chief Financial Officer


Dated:  January 5, 1998

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